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                                                                      EXHIBIT 16
                                November 1, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by O.I. Corporation (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated October 29, 2002. We agree with the statements concerning our Firm in such Form 8-K.


                                       Very truly yours,

                                       /s/ PricewaterhouseCoopers LLP
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                                       PricewaterhouseCoopers LLP